UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the registrant ☒
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Check the appropriate box:

☐	Preliminary proxy statement
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☐	Definitive proxy statement
☒	Definitive additional materials
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APPLICA INCORPORATED

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2006
APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
     On December 22, 2006, Applica Incorporated announced that it entered into a second amendment to its merger agreement with affiliates of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger Capital Partners”) under which Harbinger Capital Partners increased its offer to acquire all outstanding shares of Applica that it does not currently own to $7.00 per share in cash. Except as expressly amended or modified by the amendment, the provisions of the merger agreement will remain in full force and effect.
     The foregoing description of the merger agreement amendment is qualified in its entirety by reference to the actual terms of the amendment, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.
     The Applica Board of Directors accepted Harbinger Capital Partners’ increased offer of $7.00 per share and Applica entered into the amendment to the merger agreement. The offer and amendment followed an increase to $7.00 per share of the price of the unsolicited tender offer to purchase all outstanding shares of Applica’s common stock that was commenced by Apex Acquisition Corporation, a newly formed Florida Corporation and an indirect, wholly owned subsidiary of NACCO Industries, Inc.
     Applica Incorporated has also filed with the United States Securities and Exchange Commission its Board of Directors’ formal response to the revised unsolicited tender offer to purchase all outstanding shares of Applica’s common stock at a purchase price of $7.00 per share.
     In an amended filing on Schedule 14D-9, and in a letter to be mailed to shareholders, Applica’s Board recommended that shareholders reject the NACCO offer and NOT tender their shares in the NACCO offer.
     The Board also reaffirmed Applica’s amended merger agreement with affiliates of Harbinger Capital Partners under which Harbinger Capital Partners will acquire all outstanding shares of Applica that it does not currently own for $7.00 per share and recommended that Applica’s shareholders vote “FOR” the adoption of the amended merger agreement between Applica and affiliates of Harbinger Capital Partners.
     In evaluating NACCO’s revised offer and in reaching its determination to recommend that the Applica shareholders reject the NACCO offer, the Applica board considered, among other things, the following material factors and information: (i) NACCO’s per share offer price does not offer any premium over the Harbinger Capital Partners’ $7.00 per share price; (ii) the Harbinger Capital Partners amended merger agreement is at least as favorable to Applica’s shareholders as the NACCO offer; (iii) the NACCO offer is highly conditional and includes extensive broadly drafted and subjective conditions; (iv) given certain provisions contained in the Harbinger Capital Partners agreement, it is not possible to satisfy various closing conditions to the NACCO offer at this time; (v) although the NACCO offer is not subject to a financing closing condition, it is uncertain whether Apex Acquisition Corporation will have access to sufficient cash to complete the NACCO offer.

     A meeting is scheduled for December 28, 2006 for the purpose of approving the amended merger agreement between Applica and the affiliates of Harbinger Capital Partners. This meeting will be convened as planned and completion of the transaction is expected to occur shortly thereafter.
     In connection with the proposed transaction with Harbinger Capital Partners, Applica has filed a definitive proxy statement, a proxy supplement and a Schedule 14d-9 recommendation statement with the SEC. Investors and security holders are urged to read the definitive proxy statement, the proxy supplement, the Schedule 14d-9 recommendation statement and any other relevant documents filed with the SEC in connection with the proposed transaction because they contain important information about Applica, the proposed transaction with Harbinger Capital Partners, the NACCO tender offer and related matters. The definitive proxy statement, a proxy supplement and the Schedule 14d-9 recommendation statement have been mailed to Applica shareholders and a supplement explaining the increase in the purchase price in the Harbinger Capital Partners merger agreement described in the press release and an amended Schedule 14d-9 recommendation statement will be mailed to Applica shareholders.
     Investors and security holders may obtain free copies of these documents as they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((954) 883-1000), or from Applica Incorporated’s website at www.applicainc.com.
     Applica Incorporated and its directors, executive officers and certain other members of Applica management may be deemed to be participants in the solicitation of proxies from Applica shareholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction has been included in the proxy statement filed with the SEC. In addition, information about Applica’s directors, executive officers and members of management is contained in Applica’s most recent proxy statement and annual report on Form 10-K, which are available on Applica’s website and at www.sec.gov.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
•	A copy of Amendment No.2 to the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

•	A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 22, 2006	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Chief Operating Officer and Chief Financial Officer of Applica Incorporated

Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 2 to Agreement and Plan of Merger dated December 22, 2006

99.1	Applica Incorporated Press Release dated December 22, 2006

Exhibit 2.1
AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER
     AMENDMENT NO. 2, dated as of December 22, 2006 (this “Second Amendment”), to the Agreement and Plan of Merger, dated as of October 19, 2006, by and among APN Holding Company, Inc., a Delaware corporation (“Parent”), APN Mergersub, Inc., a Florida corporation and a wholly owned direct subsidiary of Parent (“MergerSub”), and Applica Incorporated, a Florida corporation (the “Company”), as amended by Amendment No. 1, dated December 14, 2006 (the “Merger Agreement”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Merger Agreement.
     WHEREAS, pursuant to, and subject to the limitations set forth in, Section 9.2 of the Merger Agreement, the Merger Agreement may be amended, modified, or supplemented only by the written agreement of the parties thereto; and
     WHEREAS, the parties hereto wish to amend the Merger Agreement as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
          1. Amendment. Section 3.1(a) of the Merger Agreement is hereby amended by deleting the word “$6.50” in both instances and replacing each with the word “$7.00.”
          2. Miscellaneous.
               (a) Governing Law. This Second Amendment shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to Contracts made and wholly performed in such state, without regard to any applicable conflict of laws principles; provided, however, that the Merger will also be governed by the applicable provisions of the FCBA to the extent required thereby.
               (b) Counterparts. This Second Amendment may be executed in two or more counterparts, all of which will be considered one and the same instrument and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.
               (c) Continued Force and Effect. Except as expressly amended or modified herein, the provisions of the Merger Agreement are and shall remain in full force and effect.
               (d) Authorization and Validity of Agreement. The execution and delivery of this Second Amendment by each of the parties hereto have been duly authorized and approved by their respective boards of directors and no other corporate action on the part of the parties hereto is necessary to authorize the execution and delivery of this Second Amendment. This Second Amendment has been, or will be when executed and delivered, duly executed and delivered by each of the parties hereto, and a valid and binding obligation of each of the parties hereto enforceable against each of the parties hereto in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned has executed, or has caused to be executed, this Second Amendment on the date first written above.

APN HOLDING COMPANY, INC.
By:	/s/ Philip Falcone
	Name:	Philip Falcone
	Title:	Vice President and Senior Managing Director

APN MERGERSUB, INC.
By:	/s/ Philip Falcone
	Name:	Philip Falcone
	Title:	Vice President and Senior Managing Director

APPLICA INCORPORATED
By:	/s/ Harry D. Schulman
	Name:	Harry D. Schulman
	Title:	Chairman and Chief Executive Officer

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Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Investor Relations Department (954) 883-1000 investor.relations@applicamail.com
APPLICA ENTERS INTO SECOND AMENDMENT TO MERGER AGREEMENT WITH HARBINGER
CAPITAL PARTNERS
Harbinger Increases Consideration For Shares It Does Not Currently
Own To $7.00 Per Share in Cash
Shareholder Meeting to Approve Merger Agreement to be held on
December 28, 2006
Applica Board Recommends that Shareholders Reject NACCO Revised Tender Offer
     Miramar, Florida (December 22, 2006) — Applica Incorporated (NYSE: APN) today announced that it has entered into a second amendment to its merger agreement with affiliates of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger Capital Partners”) under which Harbinger Capital Partners has increased its offer to acquire all outstanding shares of Applica that it does not currently own to $7.00 per share in cash.
     The Applica Board of Directors unanimously accepted Harbinger Capital Partners’ increased offer of $7.00 per share and Applica entered into the amendment to the merger agreement. The Applica Board of Directors recommends that Applica shareholders vote “FOR” the adoption of the amended merger agreement between Applica and affiliates of Harbinger Capital Partners.
     The meeting of shareholders scheduled for December 28, 2006 for the purpose of approving the revised transaction with the affiliates of Harbinger Capital Partners will be convened as planned. Completion of the transaction, which is expected to occur following the December 28, 2006 meeting, is subject to regulatory approvals and other customary closing conditions. The transaction is not subject to any financing condition.
     In order to vote their shares in favor of the Harbinger Capital Partners agreement, shareholders should complete, date, sign and return the proxy card enclosed with the previously distributed definitive proxy statement as soon as possible. Shareholders who have any questions about the recommendation statement, the definitive proxy statement, the proxy supplement or the merger or need assistance with the voting procedures, should contact Applica’s proxy solicitor, Georgeson Inc., at 17 State Street, New York, New York 10004 or call toll-free at (866) 857-2624.
     The offer and amendment followed an increase to $7.00 per share of the price of the unsolicited tender offer to purchase all outstanding shares of Applica’s common stock that was commenced by Apex Acquisition Corporation, a newly formed Florida corporation and an indirect, wholly owned subsidiary of NACCO Industries, Inc.

     Applica’s Board has once again recommended that shareholders reject the NACCO offer and NOT tender their shares in the NACCO offer.
About Applica Incorporated:
     Applica and its subsidiaries are marketers and distributors of a broad range of branded and private-label small household appliances. Applica markets and distributes kitchen products, home products, pest control products, pet care products and personal care products. Applica markets products under licensed brand names, such as Black & Decker®; its own brand names, such as Windmere®, LitterMaid®, Belson® and Applica®; and other private-label brand names. Applica’s customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Mexico, Latin America and the Caribbean. Additional information about Applica is available at www.applicainc.com.
About Harbinger Capital Partners:
     The Harbinger Capital Partners investment team located in New York City manages in excess of $4 billion in capital through two complementary strategies. Harbinger Capital Partners Master Fund I, Ltd. is focused on restructurings, liquidations, event-driven situations, turnarounds and capital structure arbitrage, including both long and short positions in highly leveraged and financially distressed companies. Harbinger Capital Partners Special Situations Fund, L.P. is focused on distressed debt securities, special situation equities and private loans/notes in a predominantly long-only strategy.
* * * * *
     The statements contained in this news release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Applica undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation:
•	the ability to obtain governmental approvals of the merger on the proposed terms and schedule;

•	the failure to obtain approval of the merger from Applica shareholders;

•	disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	claims by NACCO Industries, Inc. and HB-PS Holding Company, Inc. related to the termination of their merger agreement with Applica;

•	changes in the sales prices, product mix or levels of consumer purchases of small household appliances;

•	bankruptcy of or loss of major retail customers or suppliers;

•	changes in costs, including transportation costs, of raw materials, key component parts or sourced products;

•	fluctuation of the Chinese currency;

•	delays in delivery or the unavailability of raw materials, key component parts or sourced products;

•	changes in suppliers;

•	exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Applica buys, operates and/or sell products;

•	product liability, regulatory actions or other litigation, warranty claims or returns of products;

•	customer acceptance of changes in costs of, or delays in the development of new products;

•	increased competition, including consolidation within the industry; and

•	other risks and uncertainties detailed from time to time in Applica’s Securities and Exchange Commission (“SEC”) filings.

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     In connection with the proposed transaction with Harbinger Capital Partners, Applica has filed a definitive proxy statement, a proxy supplement and a Schedule 14d-9 recommendation statement with the SEC. Investors and security holders are urged to read the definitive proxy statement, the proxy supplement, the Schedule 14d-9 recommendation statement and any other relevant documents filed with the SEC in connection with the proposed transaction because they contain important information about Applica, the proposed transaction with Harbinger Capital Partners, the NACCO tender offer and related matters. The definitive proxy statement, a proxy supplement and the Schedule 14d-9 recommendation statement have been mailed to Applica shareholders and a supplement explaining the increase in the purchase price in the Harbinger Capital Partners merger agreement described in this press release will be mailed to Applica shareholders.
     Investors and security holders may obtain free copies of these documents as they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((954) 883-1000), or from Applica Incorporated’s website at www.applicainc.com.
     Applica Incorporated and its directors, executive officers and certain other members of Applica management may be deemed to be participants in the solicitation of proxies from Applica shareholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction has been included in the proxy statement filed with the SEC. In addition, information about Applica’s directors, executive officers and members of management is contained in Applica’s most recent proxy statement and annual report on Form 10-K, which are available on Applica’s website and at www.sec.gov.

Black & Decker® is a trademark of The Black & Decker Corporation, Towson, Maryland.

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